Exhibit 99.1

Capstone Energy+ Reports Results for First Quarter of Fiscal 2027

Gross Profit Increased 16% to $8.8 Million

Company Generated $5.4 Million in Operating Cash Flow

LOS ANGELES, CA / BUSINESS WIRE / August 12, 2026 — Capstone Energy+, Inc. (NASDAQ: CEPL) (“Capstone” or the “Company”), a leading provider of behind-the-meter clean microturbine energy solutions for industrial and commercial businesses, as well as solutions designed for emerging data center applications, today reported its financial results for the fiscal first quarter 2027, ended June 30, 2026.

Fiscal First Quarter 2027 and Recent Operational Highlights

●	Commenced trading on the NASDAQ Stock Market under the ticker symbol “CEPL.” The Company’s common stock began trading on the Nasdaq Global Market on July 8th, a milestone that broadens access to institutional investors and enhances visibility with the investment community.
●	Secured a CHP project for a premier Utah hospitality destination. The order includes two C800 Signature Series microturbines designed to provide reliable on-site electricity and recovered thermal energy for a large-scale golf and hospitality resort, showing the economic and operational benefits of combined heat and power in energy-intensive commercial settings.
●	Received a follow-on order from Chilean state-owned energy company ENAP. The additional C800 Signature Series microturbine will expand the Capstone-powered system at ENAP’s Gregorio Refinery from 1.4 MW to 2.2 MW, reinforcing the reliability of Capstone’s technology in remote, mission-critical environments.
●	Expanded the Energy-as-a-Service model through a flare-gas recovery project in Gabon. Under a 36-month lease-to-own agreement, Capstone will provide a C600 Signature Series microturbine to Maurel & Prom to convert recovered associated gas into reliable on-site electricity.
●	Advanced a 2 MW CHP installation at Scripps Mercy Hospital San Diego. Two C1000 Signature Series microturbines are designed to provide highly efficient on-site electricity and thermal energy while supporting island-mode operation during utility outages.

Fiscal First Quarter 2027 Financial Results

Results compare the fiscal first quarter ended June 30, 2026 (“Q1 2027”) to the fiscal first quarter ended June 30, 2025 (“Q1 2026”) unless otherwise indicated.

Revenue for Q1 2027 was $24.9 million, compared to $27.9 million in Q1 2026. The decrease was primarily due to the timing of large product orders, project milestones and shipment schedules, as well as lower rental utilization amid uncertainty surrounding oil prices. The performance was partially offset by growth in Parts and Service revenue, which increased 21% to $9.7 million.

Gross profit for Q1 2027 increased 16% to $8.8 million, up from $7.6 million, while gross margin expanded 800 basis points to 35% from 27%. The improvement primarily reflected a favorable product mix, including the sale of previously rented microturbine systems, the continued benefit of cost-reduction initiatives, and a contribution from Distribution Services revenue. Income from operations was $1.0 million, compared to a loss from operations of $0.2 million in Q1 2026.

Net income for Q1 2027 was approximately $0.04 million, compared to a net loss of $0.7 million in Q1 2026.

Reported net loss per share for Q1 2027 was $0.03, compared to a reported net loss per share of $0.04 in Q1 2026. Q1 2027 net loss attributable to common stockholders included a $1.0 million non-cash adjustment related to the accretion of the Operating Subsidiary’s Preferred Units despite operating net income.

Adjusted EBITDA, a non-GAAP metric reconciled below, was $2.7 million for each of the Q1 2027 and 2026 periods.

Cash and restricted cash totaled $32.3 million at June 30, 2026, compared to $28.9 million at March 31, 2026. Net cash provided by operating activities was $5.4 million in Q1 2027, compared to net cash used in operating activities of $1.6 million in Q1 2026. Operating cash flow benefited from a $3.7 million customer deposit associated with an order scheduled for delivery at the end of the fiscal year.

Management Commentary

“We continued to demonstrate improvement in our underlying earnings power in Q1, even as quarterly revenue was affected by the timing of large product shipments and lower rental-fleet utilization,” said Vince Canino, President and Chief Executive Officer of Capstone Energy+. “We expanded gross margin by 800 basis points year over year, generated positive operating income, and produced $5.4 million in operating cash flow, demonstrating our three-pillar strategy continues to be a positive impact on our business even during some market turbulence.”

“Our activity during and after the quarter demonstrated the breadth of the markets Capstone can serve. Recent projects across healthcare, hospitality, and flare-gas recovery show the value of reliable, efficient, and scalable on-site power in environments where energy is critical. Our priorities for the balance of Fiscal 2027 focus on activity in our Major Growth Markets, in particular, Data Centers and Ports.  Activity has steadily increased over the prior quarter.”

Earnings Conference Call and Webcast Details

Capstone will host its fiscal first quarter 2027 financial results conference call and webcast today, Tuesday, August 12, 2026, at 1:45 p.m. Pacific Time / 4:45 p.m. Eastern Time.

Participant Dial-In Details:

●	North America Toll-Free: (833) 461-5787
●	International Toll: +1 (585) 542-9983
●	Conference ID: 809 321 732

Webcast Access:
The live webcast will be available via the Investor Relations section of Capstone’s website or directly at: Capstone Energy+ FQ1 2027 Earnings Webcast.

Following prepared remarks, management will host a question-and-answer session for analysts and address select questions submitted by webcast participants. A replay of the webcast will be archived on the Company’s website for a minimum of 90 days.

About Capstone Energy+

For nearly four decades, Capstone Energy+ has designed, developed, and delivered proven behind-the-meter, on-site energy solutions that help businesses operate with certainty in an increasingly constrained power environment. Our evolution from “Green” to “Plus” reflects who we are today, delivering clean, innovative energy solutions that go beyond electricity.

Capstone Energy+: On Site. On Demand. Always On.

With more than 10,800 units shipped across 89 countries through our global distributor network, Capstone provides highly reliable, low-maintenance, fuel-flexible power systems engineered for mission-critical operations. Built on our core 30kW, 65kW, and 200kW microturbine platforms, our scalable multi-megawatt solutions are designed for rapid deployment, continuous operation, and simplified maintenance.

Capstone Energy+ serves critical industries including data centers, hospitals, agriculture, and industrial facilities where uptime and energy certainty are essential. Beyond power generation, our solutions support the circular economy by converting waste streams into usable fuel and capturing waste heat to produce valuable thermal energy with a lower carbon footprint.

To support evolving customer needs, Capstone also offers flexible Energy as a Service solutions, including power purchase or energy service agreements (PPAs/ESAs), leasing, rentals, and embedded service contracts (ESCs) designed to reduce upfront costs, accelerate deployment, and provide life-cycle cost predictability.

Our modular plug-and-play architecture enables customers to scale quickly, reduce integration risk, and adapt to growing energy demands with resilient, always-available power solutions.

For more information about the Company, please visit www.CapstoneEnergyPlus.com

Follow Capstone Energy+ on X, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements related to future profitability and the growth of the business. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s liquidity position and ability to access capital, including the Company’s ability to repay or refinance outstanding indebtedness; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies; employee attrition, and the Company’s ability to retain senior management and other key personnel; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil, natural gas and AI industries and other general

business, industry and economic conditions;   and the impact of litigation and regulatory proceedings. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K and quarterly report on Form 10-Q. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances, future events, or for any other reason.

Non-GAAP Financial Measures

EBITDA and adjusted EBITDA are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

-Financial Tables to Follow-

CAPSTONE ENERGY+, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30,	March 31,
	2026	2026
	(Unaudited)
Assets
Current Assets:
Cash	$31,582	$28,179
Restricted cash	715	715
Accounts receivable, net of allowances of $1,417 at June 30, 2026 and $1,337 at March 31, 2026	12,821	12,911
Inventories	26,962	22,106
Prepaid expenses and other current assets	4,002	3,924
Total current assets	76,082	67,835
Property, plant, equipment and rental assets, net	12,865	16,185
Intangible assets, net	5,272	5,546
Finance lease right-of-use assets	4,609	4,789
Operating lease right-of-use assets	8,695	9,859
Non-current portion of inventories	2,900	2,736
Other assets	4,380	4,500
Total assets	$114,803	$111,450
Liabilities, Temporary Equity and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$19,347	$17,614
Accrued expenses	7,087	7,029
Accrued warranty reserve	990	971
Deferred revenue, current	13,049	10,040
Deferred acquisition costs, current	1,776	1,726
Finance lease liability, current	1,289	1,520
Operating lease liability, current	2,083	1,862
Factory protection plan liability	4,904	4,698
Exit notes, net of discount, current	25,337	25,320
Total current liabilities	75,862	70,780
Deferred revenue, non-current	551	648
Deferred acquisition costs, non-current	967	1,430
Finance lease liability, non-current	784	991
Operating lease liability, non-current	6,936	8,132
Total liabilities	85,100	81,981
Commitments and contingencies (Note 12)
Temporary equity:
Redeemable preferred stock, $0.001 par value; 1,000,000 shares authorized, 80,000 shares issued and outstanding at June 30, 2026 and March 31, 2026, respectively (Note 13)	74,922	73,936
Total temporary equity	74,922	73,936
Stockholders’ deficit:
Common stock, $0.001 par value; 100,000,000 shares authorized, 32,557,301 shares issued and outstanding at June 30, 2026 and 30,163,613 shares issued and outstanding at March 31, 2026	35	30
Non-voting common stock, $0.001 par value; 600,000 shares authorized, 333,120 shares issued and outstanding at June 30, 2026 and March 31, 2026, respectively	1	1
Additional paid-in capital	929,613	930,234
Accumulated deficit	(974,138)	(974,175)
Treasury stock, at cost; 298,824 shares at June 30, 2026 and 269,603 shares at March 31, 2026	(730)	(557)
Total stockholders’ deficit	(45,219)	(44,467)
Total liabilities, temporary equity and stockholders' deficit	$114,803	$111,450

CAPSTONE ENERGY+, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2026	2025
Revenue, net:
Product and accessories	$12,964	$15,720
Parts and services	9,722	7,938
Rentals	2,237	4,213
Total revenue, net	24,923	27,871
Cost of goods sold:
Product and accessories	8,997	14,518
Parts and services	5,732	3,759
Rentals	1,434	2,030
Total cost of goods sold	16,163	20,307
Gross profit	8,760	7,564
Operating expenses:
Research and development	1,221	814
Selling, general and administrative	6,572	6,921
Total operating expenses	7,793	7,735
Income (loss) from operations	967	(171)
Other income (expense), net	(227)	436
Interest income	159	53
Interest expense	(857)	(1,011)
Income (loss) before provision for income taxes	42	(693)
Provision for income taxes	5	5
Net income (loss)	$37	$(698)

Net loss per share of common stock and non-voting common stock—basic and diluted	$(0.03)	$(0.04)
Weighted average shares used to calculate basic net loss per share of common stock and non-voting common stock	34,335	19,366

	Three Months Ended June 30,
	2026	2025
Numerator:
Consolidated net income (loss)	$37	$(698)
Less: PIK dividends on Series A Convertible Preferred Stock	(986)	—
Net loss available to holders of common stock and non-voting common stock	$(949)	$(698)
Denominator:
Weighted average shares outstanding of common stock and non-voting common stock	34,335	19,366
Weighted average shares outstanding - diluted	34,335	19,366
Net loss per share of common stock and non-voting common stock—basic and diluted	$(0.03)	$(0.04)

CAPSTONE ENERGY+, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$37	$(698)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,168	926
Amortization of financing costs and discounts	17	23
Paid-in-kind interest expense	—	493
Interest related to deferred acquisition costs	87	—
Non-cash lease expense	526	821
Non-cash cost of assets sold	3,500	—
Provision for credit loss expense	80	227
Inventory write-down	—	166
Provision for warranty expenses	76	70
Gain on termination of lease	(50)	—
Stock-based compensation	365	349
Changes in operating assets and liabilities:
Accounts receivable	10	(4,170)
Inventories	(5,020)	253
Lease receivable	29	25
Prepaid expenses, other current assets and other assets	11	274
Accounts payable	1,740	2,356
Accrued expenses	(572)	124
Operating lease liability, net	(288)	(847)
Accrued salaries and wages and long-term liabilities	632	617
Accrued warranty reserve	(57)	(6)
Deferred revenue	(804)	(3,222)
Deposits	3,716	—
Factory protection plan liability	206	623
Net cash provided by (used in) operating activities	5,409	(1,596)
Cash Flows from Investing Activities:
Payment of deferred acquisition costs	(500)	—
Expenditures for property, plant, equipment and rental assets	(894)	(126)
Net cash used in investing activities	(1,394)	(126)
Cash Flows from Financing Activities:
Acquisition of treasury stock	(173)	(134)
Repayment of finance lease obligations	(439)	(187)
Net cash used in financing activities	(612)	(321)
Net increase in cash and restricted cash	3,403	(2,043)
Cash and restricted cash, Beginning of Period	28,894	8,671
Cash and restricted cash, End of Period	$32,297	$6,628
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$862	$479
Income taxes	$63	$14
Supplemental Disclosures of Non-Cash Information:
Right-of-use assets obtained in exchange for operating lease obligations	$—	$1,419
Right-of-use assets obtained in exchange for finance lease obligations	$—	$396
Acquisition of treasury stock with accrued liabilities	$—	$46
Settlement of lease liabilities through accounts receivable	$—	$210
Operating lease modified to finance lease	$—	$614
Accounts payable negotiated in lease modification	$—	$1,289

CAPSTONE ENERGY+, INC. AND SUBSIDIARIES

PRESENTATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2026	2025
Net income (loss)	$37	$(698)
Interest expense	857	1,011
Provision for income taxes	5	5
Depreciation and amortization	1,168	926
EBITDA	$2,067	$1,244

Stock-based compensation	365	349
Restructuring expense	25	189
Financing expense	246	55
Extraordinary legal costs	(4)	(25)
Restatement & SEC investigation costs	—	337
Merger and acquisition expense	42	549
Adjusted EBITDA	$2,741	$2,698

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has presented Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon this metric. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the company’s economic performance year-over-year.

EBITDA is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation, restructuring, financing, non-recurring legal, and restatement and SEC investigation expenses. Restructuring expenses relate to the Chapter 11 bankruptcy filing and financing expenses related to the evaluation and negotiation of the Company’s senior indebtedness. Shareholder litigation expense resulting from the restatement of the Company’s financials and non-recurring legal expenses are one-time non-recurring legal fees. Restatement expenses are professional fees related to the restatement of the Company’s prior year financials. SEC investigation expenses relate to the costs arising from the restatement of the Company’s financials. Merger and acquisition expense relates to expenses incurred for the acquisition of Cal Microturbine.

Adjusted EBITDA is not a measure of the Company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the Company’s presentation of Adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the methods of calculation. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Capstone Energy+, Inc.
ir@capstoneenergyplus.com
818-407-3628

Media and Investor Inquiries:
Gateway Group, Inc.
CEPL@gateway-grp.com
949-574-3860